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                                                                   EXHIBIT 4.02

                                   INTUIT INC.

                      RESTRICTED STOCK PURCHASE AGREEMENT


        This Restricted Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of January 24, 2000 (the "EFFECTIVE DATE") by and between Intuit Inc., a Delaware corporation (the "COMPANY"), and the Purchaser named below (the "PURCHASER").


PURCHASER:                                    STEPHEN M. BENNETT
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SOCIAL SECURITY NUMBER:
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ADDRESS:
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TOTAL NUMBER OF SHARES:                       150,000
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PURCHASE PRICE PER SHARE:                     $0.01
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TOTAL PURCHASE PRICE:                         $1,500.00
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        1.     PURCHASE OF SHARES.

               1.1 Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Employment Agreement between Purchaser and the Company, attached hereto as Exhibit 1 (the "EMPLOYMENT AGREEMENT"), Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the "SHARES") of its Common Stock at the Purchase Price Per Share set forth above (the "PURCHASE PRICE PER SHARE") for a Total Purchase Price set forth above (the "PURCHASE PRICE"). As used in this Agreement, the term "SHARES" includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

               1.2 Title to Shares. Purchaser desires to take title to the Shares as follows: (i) [ X ] individual, as separate property; (ii) [ ] husband and wife, as community property - spell wife's name exactly as it should be set forth on the certificate(s): ____________________; or (iii) [ ] husband and wife as joint tenants - spell wife's name exactly as it should be set forth on the certificate(s):_____________________.

        2. DELIVERY. Purchaser hereby delivers to the Company (i) three signed copies of this Agreement; (ii) five signed copies of the Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 2 ("STOCK POWERS") attached hereto; and (iii) payment of the Purchase Price in cash (by check) in the amount of $1,500.00, receipt of which is acknowledged by

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the Company. The Company will issue duly executed stock certificates evidencing the Shares in Purchaser's name and the name of his spouse, as Participant's elects above in Section 1.2. The certificates shall be placed in escrow as provided in Section 6 below until termination of the Company's Repurchase Option described in Section 5 below.

        3. RESTRICTION ON TRANSFER. Unvested Shares (as defined in Section 5 below) are not transferable. Purchaser shall not assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any Unvested Shares.

        4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

               4.1 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser (and his spouse as designated in Section 1.2) has any beneficial ownership of any of the Shares.

               4.2 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

               4.3 Understanding of Risks. Purchaser is fully aware of: (i) the volatility of the market price of the Company's Common Stock; (ii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); and (iii) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

               4.4 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

        5. COMPANY'S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchaser's Unvested Shares (as defined in Section 5.1 below) on the terms and conditions set forth in this Section 5 (the "REPURCHASE OPTION") if Purchaser's employment with the Company is terminated for any reason, or no reason, including without limitation Purchaser's death, disability, voluntary or involuntary resignation or termination by the Company with or without cause.

               5.1 Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth in Section 5.2 below are "VESTED SHARES." Shares that are not vested pursuant


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to the schedule set forth in Section 5.2 are "UNVESTED SHARES." The number of
Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company.

               5.2 Vesting Schedule. The Shares will vest over a ten-year period. On the Effective Date all of the Shares will be Unvested Shares. Provided Purchaser remains continuously employed with the Company, 30,000 Shares will vest on January 24, 2001, the first anniversary of Purchaser's employment, and the remaining 120,000 Shares shall vest over each of the next four years as to 30,000 Shares on each subsequent anniversary of Purchaser's employment. Provided Purchaser remains continuously employed with the Company he shall be fully vested in all Shares on January 24, 2005. In the event Purchaser's employment with the Company is terminated due to "INVOLUNTARY TERMINATION," "TERMINATION WITHOUT CAUSE" or "TERMINATION FOR DEATH OR DISABILITY," each as defined in the Employment Agreement, the vesting of the Shares will accelerate as set forth in Section 5.3 below. In the event Purchaser's employment with the Company is terminated due to "VOLUNTARY TERMINATION" or "TERMINATION FOR CAUSE," the Shares will cease vesting on the date Purchaser's employment with the Company terminates, and the Company or its assignee(s) will have a Repurchase Option as to all Unvested Shares on such date. Hereinafter, the date on which Purchaser's employment with the Company ends shall be referred to as the "TERMINATION DATE."

               5.3 Acceleration of Vesting. If Purchaser suffers an Involuntary Termination or Termination Without Cause, or in the event of Purchaser's Termination for Death or Disability, all Unvested Shares shall vest in full on the Termination Date and the Company shall not retain a Repurchase Option as to any of the Shares.

               5.4 Exercise of Repurchase Option. At any time within one year after the Termination Date, the Company or its assignee(s) may elect to repurchase any or all of the Purchaser's Unvested Shares by giving Purchaser written notice of its exercise of the Repurchase Option. Any Unvested Shares as to which the Repurchase Option is not exercised within the one-year period following the Termination Date shall immediately become Vested Shares.

               5.5 Calculation of Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Purchaser any or all of the Unvested Shares at $0.01 per Share (as adjusted to reflect any stock split or similar change in the capital structure of the Company). The Company will pay the repurchase price to Purchaser within 30 days after providing its notice of election to exercise the Repurchase Option pursuant to Section 5.4 above.

        6. ESCROW. Purchaser agrees to deliver the stock certificates evidencing the Shares together with the Stock Powers executed by Purchaser to the Secretary of the Company or other designee of the Company (the "ESCROW HOLDER"). The Escrow Holder is hereby appointed to hold such certificates and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this



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Agreement. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely upon the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. Upon request from Purchaser, Vested Shares will be released from escrow upon termination of the Repurchase Option with respect to such Shares described in Section 5 above.

        7. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the Effective Date until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option. Upon an exercise of the Repurchase Option, Purchaser will have no further rights as a holder of the Shares that are purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased that are not held by the Escrow Agent to the Company for transfer or cancellation.

        8.     RESTRICTIVE LEGENDS AND STOP-TRANSFER INSTRUCTIONS.

               8.1 Legends. Purchaser understands and agrees that the Company may place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any legends that may be required by state or federal securities laws and the Company's Certificate of Incorporation or Bylaws:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED AS OF JANUARY 24, 2000 BETWEEN THE ISSUER AND STEPHEN M. BENNETT (THE "AGREEMENT"). THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE AGREEMENT. A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

                Until the Shares are registered under the Securities Act, as provided in Section 4(a) of the Employment Agreement, the Company may place the following additional legend or a legend similar thereto on the certificate(s) evidencing the Shares:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.




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                8.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent. The
Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

        9. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (i) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Vested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser's purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE SUCH ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

        10. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

        11. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

        12. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will

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be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        13. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given
(i) upon personal delivery, (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iv) one (1) business day after transmission by facsimile.

        14. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        15. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

        16. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Purchaser has executed this Agreement in triplicate as of the Effective Date.





INTUIT INC.                                  PURCHASER


By: /s/ GREG J. SANTORA                      /s/ STEPHEN M. BENNETT
   --------------------------------          -----------------------------------
                                             Stephen M. Bennett

Greg J. Santora
-----------------------------------
(Please print name)

Chief Financial Officer
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(Please print title)


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